Exhibit 99.1

BGC FILES PRELIMINARY PROXY MATERIALS AND

ISSUES LETTER TO GFI SHAREHOLDERS

Urges GFI Shareholders to Vote AGAINST the Inferior CME-GFI Transaction

and Tender Their Shares to BGC

NEW YORK, NY – January 9, 2015 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “the Company,” or “BGC”), a leading global brokerage company primarily servicing the financial and real estate markets, today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in order to solicit votes at the January 27, 2015 special meeting of GFI Group Inc. (NYSE: GFIG) (“GFI Group” or “GFI”) shareholders against the proposed merger with CME Group Inc. (NASDAQ: CME) (“CME”). In addition, the company has issued the following letter to GFI shareholders:

PROTECT THE VALUE OF YOUR INVESTMENT IN GFI

VOTE AGAINST THE INFERIOR $5.25 CME-GFI TRANSACTION

TENDER YOUR SHARES TO RECEIVE BGC’S SUPERIOR

$5.45 PER SHARE ALL-CASH OFFER

January 9, 2015

Dear GFI Shareholder:

We urge you to protect the value of your investment in GFI Group by voting AGAINST all of the proposals at the special meeting of GFI shareholders scheduled for January 27th and by tendering your shares into BGC’s higher offer. The facts are clear. BGC’s $5.45 per share fully financed, all-cash tender offer provides superior value and immediate liquidity at closing and is free of the conflicts of interest inherent in the proposed CME-GFI merger that provides shareholders with an inferior value for your shares. We will soon be sending you a proxy statement and GOLD proxy card that will enable you to submit a proxy to BGC so that we may vote against the CME-GFI deal on your behalf. Meanwhile, you may always vote “AGAINST” on the proxy card provided to you by GFI in order to protect the value of your investment.

In addition to your vote AGAINST the proposed CME-GFI transaction, we also urge you to tender your shares into our clearly superior offer of $5.45 per share. Send a clear message to the GFI board that you expect them to act in your best interest by realizing maximum value for your GFI shares.

BGC’S OFFER IS CLEARLY SUPERIOR

As you make your decision, consider the following important facts regarding BGC’s offer:

•	Substantial Premium. BGC’s cash offer of $5.45 per share represents a premium of $0.20, or approximately 4%, to the $5.25 per share stock and cash transaction announced by CME and GFI on December 2, 2014 and a premium of more than 75% to the price of GFI shares on July 29, 2014, the last day prior to the announcement of the original CME-GFI transaction.

•	Immediate Liquidity at Closing. BGC’s all-cash offer provides GFI shareholders who tender their shares with certain liquidity promptly after acceptance for payment.

•	No Financing Contingency. BGC has a strong balance sheet and is well positioned to finance our offer which contains no financing condition.

GFI’S BOARD HAS FAILED TO ACT IN THE BEST INTEREST OF SHAREHOLDERS

VOTE AGAINST THE CME-GFI TRANSACTION TODAY

TENDER YOUR SHARES TODAY

BGC clearly expressed our interest in acquiring GFI to GFI’s management prior to the announcement of the CME-GFI transaction. Since that time, in addition to offering GFI shareholders superior value, we have made numerous attempts at constructive dialogue to reach a negotiated agreement with GFI based on our analysis of the value of the company and our view of the compelling strategic benefits of a transaction. GFI’s board has the ability to take action in recommending our clearly superior offer, but has failed to do so.

We believe the priorities of GFI’s board are not aligned with all of GFI’s shareholders. We urge you to vote AGAINST the CME-GFI transaction and tender your shares in favor of the BGC offer to protect the value of your investment.

Thank you for your support,

Howard W. Lutnick

Chairman and CEO

If You Have Questions About How to Vote Against the CME-GFI Transaction or How to Tender Your Shares, Please Call:

INNISFREE M&A INCORPORATED

Stockholders May Call Toll-Free: (888) 750-5884

Banks & Brokers May Call Collect: (212) 750-5833

The expiration date for the tender offer is 5:00 PM New York City time on January 27, 2015, unless extended.

Innisfree M&A Incorporated is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to them, toll-free at (888) 750-5884.

BGC’s financial advisor and dealer manager for the tender offer is Cantor Fitzgerald & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Important Additional Information

This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of GFI Group Inc. (“GFI”) or any other securities. BGC Partners, Inc. and its subsidiary BGC Partners, L.P. have commenced a tender offer for all outstanding shares of common stock of GFI and have filed with the Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents). These documents, as they may be amended from time to time, contain important information, including the terms and conditions of the tender offer, and shareholders of GFI are advised to carefully read these documents before making any decision with respect to the tender offer.

BGC has filed a preliminary proxy statement and relevant documents in connection with the special meeting of the stockholders of GFI at which the GFI stockholders will consider certain proposals regarding the potential acquisition of GFI by CME Group Inc. (the “Special Meeting Proposals”). BGC and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from GFI’s stockholders in connection with the Special Meeting Proposals. STOCKHOLDERS OF GFI GROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. These materials are also available to GFI Group security holders at no expense to them at http://ir.bgcpartners.com or by calling BGC Partners’ information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5884.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the Company’s public filings, including BGC’s most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contacts:

George Sard / Bryan Locke / Bob Rendine Sard Verbinnen & Co +1-212-687-8080

Hannah Sloane +1 212-294-7938	Sarah Laufer +1 212-915-1008

BGC Investor Contacts:

Jason McGruder +1 212-829-4988	Jason Chryssicas +1 212-915-1987